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                        LOS ALTOS FINANCIAL CENTER
                              LEASE AGREEMENT

  THIS LEASE is made this 28th day of June, 1996, between LOS ALTOS FINANCIAL CENTER (hereinafter called "Lessor") and Vista Technologies, Inc. (hereinafter called "Lessee") at Los Altos, California.

                                   LEASE

  1.    PREMISES:   Subject to the following terms and conditions, Lessor
hereby leases to Lessee and Lessee hereby leases from Lessor that portion of that certain building (such portion hereinafter called "the premises") which constitutes an improvement on that real property located in the City of Los Altos, County of Santa Clara, State of California, commonly known as:

                       167 So. San Antonio Road, Suite # 9
                       Los Altos, CA  94022

  2. TERM: The term of this Lease shall be for a period of sixty (60) months, commencing on August 1, 1996, and ending on July 31, 2001 unless sooner terminated pursuant to any provision of this Agreement.

  3.    USE:   The premises shall be used and occupied only for an office and for no other purpose without the Lessor's express written consent. Lessee shall not do or permit to be done anything in or about the premises which is unlawful, which will in any way interfere with the rights of other tenants, including but not limited to, maintaining or permitting any nuisance, generating any odors, committing waste, and using noise generating apparatus or equipment which can be heard outside the leased premises.

  4.    RENT:

        A.    Basic Rent:   Lessee agrees to pay to Lessor as the basic
rent, to be adjusted as provided in this paragraph 4 and paragraph 5, for the use and occupancy of this premises the sum of two thousand and eighty four dollars only ($2,084.00) per month payable on the first day of each and every month commencing on the first day of the term.

        B.    Direct Operating Expenses:   In addition to the above stated
basic rent, Lessee shall pay to Lessor, at the same time basic rent is paid, its proportional share of the direct operating expenses as defined and determined by paragraph 5 below.

        C.    RENTAL ADJUSTMENT.   The basic rent shall be subject to
increase at the end of each one year anniversary of the beginning of the Lease Term ("Adjustment Date") as provided in this subparagraph 4C. The monthly rental for the ensuing twelve (12) months shall be adjusted upward by the greater of either (i) the same percentage proportion that the revised Consumers Price Index [All Urban Consumers] (Base Year 1982-84 = 100) for San Francisco - Oakland - San Jose, published by the U.S. Department of Labor, Bureau of Labor Statistics, which is published most immediately preceding the "Adjustment Date", shall increase over the price index for the month in which this Lease commenced as set forth in paragraph 2 of this Lease, or (ii) three percent (3%) of the basic rent in subparagraph 4A. In the event such statistic is not published for the particular month required, the statistic published in the nearest preceding month shall be used in the calculations.
If for any reason there is a change of any kind in the method of calculation or formulation of such Consumer Price Index, the Lessor and Lessee shall mutually select such other Commodity Index which is satisfactory to both. If the parties cannot agree, then such index shall be selected by one (1) arbitrator in accordance with the rules of the American Arbitration


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Association and the Arbitrator's determination shall be final and binding upon the parties.  Basic Rent shall not increase by more than 7% per year.

        D.    LATE PAYMENT:   Lessee acknowledges that late payment by
Lessee to Lessor of rent or other amounts due under this Lease will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Lessor by lenders. Therefore, if any installment of rent or any other amount due under this Lease from Lessee is not received within five
(5) days when due, Lessee agrees to pay to Lessor a late fee in the amount of seven percent (7%) of the overdue amount accruing on the first day the overdue amount is outstanding, plus one percent (1%) of the overdue amount accruing each day from the second through the day the overdue amount is outstanding. The parties agree that this late charge represent a fair and reasonable estimate of the costs that Lessor will incur by reason of Lessee's late payment. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to any overdue amount, nor prevent Lessor from exercising any other rights or remedies available to Lessor.

        E.    INITIAL PAYMENT:   Concurrently with Lessee's execution of
this Lease, Lessee will deposit the sum of two thousand seven hundred & nine dollars and twenty cents ($2,709.20) representing the following: first month's rent.

        F.    SECURITY DEPOSIT:   Concurrently with the execution of this
Lease, Lessee shall deposit with Lessor the sum of fifty-four hundred and eighteen dollars and forty cents ($5,418.40). Said Deposit shall be held by Lessor as security for the faithful performance by Lessee of all the terms, covenants, and conditions of this Lease. If Lessee defaults with respect to any provision of this Lease, Lessor may (but shall not be requited to) use, apply or retain all or any part of this Security Deposit for the payment of any amount which Lessor may spend by reason of Lessee's default or to compensate Lessor for any loss or damage which Lessor may suffer by reason of
Lessee's default.   If any portion of said Deposit is so used or applied,
Lessee shall, within ten (10) days after written demand therefore, deposit cash with Lessor in the amount sufficient to restore the Security Deposit to its original amount. Lessee's failure to do so shall be a material breach and default of this Lease. Lessor shall not be required to keep this Security Deposit separate from its general funds. Lessor shall not be required to pay Lessee interest on amounts deposited pursuant to this subparagraph 4F.

  5.    DIRECT EXPENSES:

        A. Lessee shall pay Lessor as additional rent an amount equal to the Lessee's share of the building's direct operating expenses (hereinafter "Direct Expenses"). The term "Direct Expenses" shall mean all reasonable expenses incurred by Lessor each calendar year for the administration, operation, and maintenance of the building and its parking facilities and land, including by way of illustration but not by way of limitation: (1) real and personal property taxes, assessments, and governmental charges levied against the building, its parking facilities, and land for the period or any portion of the period of the Lessee's possession of the leased premises under this Lease, (2) the costs of all utilities required, by this Lease or otherwise, to be furnished by Lessor, (3) insurance premiums on insurance policies for public liability, property damage, economic loss, earthquake, fire and extended coverage respecting the building, (4) the costs of janitorial services, (5) capital improvements necessitated by governmental regulations not in effect at time lease is signed, (6) capital improvements which reduce tenant operating expenses, and (7) labor and costs incurred in managing the building and maintaining, replacing and repairing its elevators, hallways, exterior walls, roof, parking facilities, facilities, landscaping and appurtenances, and other parts of its economic life, and (8) appropriate reserves for costs incurred in managing, maintaining and repairing the building and common areas and replacement of the component parts of the building, including its elevators, hallways, exterior walls and roof. Any direct expense which is a capital expense shall be prorated over the useful life of the expense in such a manner that Lessee shall be responsible for

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payment to Lessor of that prorata portion of the expense or cost that falls
within the then remaining term of the Lease.   Determination of a "capital
expense" and of the "useful life" of any expense shall be made in accordance with generally accepted accounting principles.

        B. Lessee's share of such expenses shall be determined and paid as follows:

              (i) Lessee's share of such expenses shall be determined by dividing the total square footage leased by the Lessee under this Lease by the total square footage deemed available for lease by Lessor to tenants and then multiplying resulting number, expressed as a percentage, by the total amount of such expenses. The percentage of the space available for lease to tenants that the Lessee occupies is agreed to be approximately five and twenty-two one-hundredths percent (5.22%).

              (ii)   Concurrently with the execution of this Lease and at
the beginning of each calendar year thereafter, Lessor shall provide Lessee with an estimate of the Direct Expenses derived from expenses for the previous year(s). Through the balance of the calendar year of the execution of this Lease and every year thereafter, Lessee shall pay Lessor, at the same time as the monthly basic rent is paid, an amount each month equal to one-twelfth (1/12) of the estimated Direct Expenses allocated to Lessee under the provisions of subparagraph 5B(i) above. Within sixty (60) days of the end of each calendar year during the term of this Lease, Lessor shall prepare and deliver to Lessee, a statement showing the total actual Direct Expenses for the previous calendar year. If Lessee's share of such expenses exceeds the total monthly payments made towards the Lessee's share of such Direct Expenses during the previous year (taking into account any proration required by Lessee's occupation of the premises during only a portion of the year), Lessee shall pay the Lessor the deficiency within thirty (30 days after receipt of the statement. If Lessee's total monthly payments made towards the Lessee's share of such Direct Expenses throughout the preceding calendar year exceed Lessee's actual share of expenses, Lessor shall pay Lessee the amount of such excess at the time such statement of operating expenses is delivered to
Lessee.   Lessor shall have the right to bill for any item of Direct Expense that accrued during the Lease term which the Lessee has not previously paid; provided that the Lessor was not aware of the accrual of such item at the time the item accrued. Lessee shall promptly pay any billing for such item even if the Lease term has expired. If requested by Lessee, Lessor shall provide verification of accounting of Direct Expenses being passed through to Lessee.

  6.    UTILITIES:    Lessee shall be liable for and pay all telephone
charges, electrical and other utility charges for utilities provided to
Lessee.   Lessee shall not install any equipment requiring extraordinary electric capacity (in excess of 110 volts) without the prior written consent of Lessor.

  7.    PARKING AND COMMON AREAS:   Lessor shall operate, manage, and
maintain all parking areas and common area facilities located on the real property of which the premises are a part. The manner in which such areas and facilities shall be maintained shall be at the discretion of Lessor, and the use of such areas and facilities shall be subject to such reasonable regulations and rules as Lessor shall make from time to time. At no additional cost, Lessee shall have the exclusive use of two (2) underground parking spaces.

  8.    MAINTENANCE OF LEASED PREMISES:

        A. Lessee acknowledges that by entering into possession that the premises are in a good, clean, and safe condition and repair. Lessee shall, at all times during the term and any renewal or extension of this Lease, keep and maintain in good condition and repair, except for reasonable use and wear, (1) the interior of the premises, including fixtures, interior walls, floors, ceilings, appliances, and similar equipment, light bulbs, and
(2) the exterior and interior portions of all doors, windows, and plate glass, in the premises.


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        B.    If Lessee refuses or neglects to repair or properly maintain the leased premises as required hereunder and continues to refuse or neglect after demand by Lessor, Lessor may make repairs without liability to Lessee for any loss or damage that may occur to Lessee's merchandise, stock, fixtures, or other property or to Lessee's business by reason hereof. Upon completion of repairs and billing by Lessor, Lessee shall pay Lessor's cost for making such repairs plus twenty percent (20%) of such cost for overhead and handling.

        C. Lessee waives the provision of any law permitting Lessee to make repairs at Lessor's expense.

        D. Lessee shall be liable for, and indemnify the Lessor against, any damage to the building in which the premises are located or liability resulting from the acts or omissions of Lessee or the Lessee's agents, employees, or invitees.

  9.    ALTERATIONS, MECHANIC'S LIENS:   Lessee shall make no alterations,
installations, additions or improvements in or to the leased premises without
Lessor's written consent.   Any additions to, or alterations of, the leased
premises, except movable furniture and trade fixtures, shall become at once a part of the realty belonging to Lessor and shall be surrendered with the premises on expiration or termination of this Lease subject to the option
given Lessor below.   However, the preceding sentence shall not prevent the
Lessee from installing trade fixtures, machinery or other trade equipment in compliance with the ordinances of the above-specified city and county, and the same may be removed upon the termination of this Lease, without Lessee then being in default under the terms and conditions of this Lease. Lessee shall return the premises on the termination of this Lease in the same condition as when rented to Lessee, reasonable wear and tear excepted. Lessee shall keep the leased premises and property in which the leased premises are situated free from any liens arising out of any work performed for Lessee, materials furnished to Lessee or obligations incurred by Lessee. Lessee will notify Lessor in writing thirty (30) days prior to commencing any alterations or additions to allow Lessor time to file notice of non-responsibility. Lessor reserves the right to approve any contractor and the method of payment prior to said contractor making any improvements to the leased premises. At the expiration of Lessee's tenancy, Lessor shall have the option to require the Lessee to remove any alterations or improvements made to the leased premises by Lessee, and to have any damage caused by such removal repaired at Lessee's
sole expense.   Lessee's obligation hereunder shall survive the expiration or other termination of this Lease. If Lessee installs wallcoverings of any type, wallpaper, paneling, etc., upon expiration of the lease, Lessee at Lessor's option, shall return all walls to a smooth, painted condition.

  10.   A.    COMPLIANCE WITH GOVERNMENTAL REGULATIONS:   Lessee shall, at
Lessee's sole cost and expense, comply with all of the requirements of all city, county, municipal, state, federal and other applicable governmental authorities, now in force, or which may hereafter be in force, pertaining to the said premises, including the installation of additional facilities as required for the conduct and continuance of Lessee's business, and shall faithfully observe in the use of the premises all municipal and county ordinances and state and federal statutes now in force or which may hereafter be in force.

        B.    HAZARDOUS WASTES:     (1)  Lessee shall not use the Premises
in any manner that will constitute a violation of any federal, state or local law, ordinance, or regulation now or hereinafter in force relating to health, safety, hygiene, pollutants or to the environmental conditions including, but
not limited to, soil and ground water condition.   Lessee shall not use,
generate, manufacture, store or dispose of on, under or about the Premises or transport to or from the Premises any flammable explosives, radioactive materials, hazardous wastes, pollutants, contaminants, toxic substances or related materials (hereinafter "Hazardous Materials"). For the purpose of this paragraph, Hazardous Materials shall also include, but not limited to substances defined as "hazardous substances", "hazardous materials" or "toxic substances", in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 43 USC 9601 et seq; the Hazardous Materials

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Transportation Act, 49 USC 1801 et seq; the Resource Conservation and Recovery
Act, 42 USC 6901 et seq; and those substances defined as "hazardous wastes" in 25117 of the California Health and Safety Code or as "hazardous substances" in 25316 of the California Health and Safety Code; and in the regulations adopted and publications promulgated pursuant to all of the aforesaid laws. All waste or Hazardous Materials contained or that Lessee installs on the Premises shall comply with all federal, state and local laws and regulations pertaining to hazardous substances and Hazardous Materials.

(2) If at any time during the term of this Lease, Hazardous Materials attributable to Lessee, its agents, or its employees are discovered on the Premises which in Lessor's sole discretion may expose Lessor to liability or constitute a threat to Lessor's interest in the Premises, Lessee, at Lessee's sole cost and expense, shall remove such Hazardous Materials from the Premises or groundwater underlying the Premises, in accordance with requirements of Lessor including, but not limited to (i) repair of any damage to structures, improvements and fixtures located on the Premises reasonably caused by such actions, (ii) excavation, removal and disposal off-site of all contaminated soil, (iii) remediation of all contamination of surface and subsurface water,
(iv) testing and analysis to confirm the extent and remediation of any and all such contamination, and (v) restoration, grading and compaction of all excavated areas with clean sanitary fill obtained off-site (collectively
"Remedial Actions").   If such Hazardous Materials are not removed from the
Premises or the groundwater underlying the Premises by Lessee and Remedial Actions commenced within ninety (90) days after Lessor discovers such Hazardous Materials, Lessor, at its sole discretion, may pay to have the same removed (and may cause to have the same removed) and take whatever Remedial Actions that are required or Lessor reasonably feels are necessary and Lessee shall reimburse Lessor for all costs and expenses incurred by Lessor within five (5) days of Lessor's demand for payment. Lessor's right to remove any Hazardous Materials shall include the right to enter upon the premises for such purposes and/or to cause its agents or employees to enter
the Premises for such purposes.   Although Lessor may take action under this
paragraph, Lessor does not have to do so. Any sums incurred by Lessor pursuant to this paragraph shall bear interest at the maximum rate per annum from the date of payment by Lessor until the date of repayment by Lessee.

(3) If at any time during the term of this Lease, Hazardous Materials are discovered on the Premises, Lessee must notify Lessor in writing within two
(2) days of the date at which Lessee first obtains knowledge of the existence of such Hazardous Materials on the Premises.

(4) Lessee shall indemnify and hold Lessor harmless from and against any and all loss, damage, liability (including any foreseeable or unforeseeable consequential damages), all reasonable attorneys' fees and expenses directly or indirectly arising out of or attributable to Lessee's or its agents' or employees' use, generation, storage, release, threatened release, discharge, disposal or presence on, under or about the Premises of any Hazardous Materials.

  11.   SIGNS:   Lessor, at its cost, shall install building standard
signage in the building directory. Lessee shall not place, or suffer to be placed or maintained, on any exterior door, wall or window of the leased premises, on any part of the real property upon which the premises are located, any sign, awning or canopy, or advertising matter or other thing of any kind, and will not place or maintain any decoration, lettering or advertising matter on the glass of any window or door of the leased premises
without first obtaining Lessor's written approval and consent.   Lessee
further agrees to maintain such sign, awning, canopy, decoration, lettering, advertising matter or thing as may be approved in good condition and repair at all times. Approved signs or signage are to be paid for by Lessee.

  12.   ENTRY BY LESSOR:    Lessee shall permit Lessor and Lessor's agents
to enter the leased premises at all reasonable times for the purpose of inspecting the same for the purpose of maintaining the building of which the leased premises are a part, or for the purpose of making repairs, alterations, or additions to any portion of same, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs. Lessee shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the leased premises any
usual or ordinary "to let" or "to lease" signs.   Lessee shall permit Lessor
to show the premises to prospective brokers, agents, tenants, buyers or persons interested in an exchange at any time within ninety (90) days prior to
the expiration of the Lease.   Lessor shall exercise the rights granted by
this paragraph in a considerate manner that will attempt to minimize
inconvenience, annoyance, or disturbance to Lessee.   Lessee shall not be
entitled to any abatement or reduction in rent if the Lessor exercises any of the rights reserved in this paragraph.

  13.   PERSONAL PROPERTY TAXES:   Lessee shall pay before delinquency any
and all taxes, assessments, license fees, and public charges levied, assessed, or imposed and which become payable during the term of the Lease upon Lessee's fixtures, furniture, appliances and personal property installed or located in
the leased premises.   On demand by Lessor,  Lessee shall furnish Lessor with
satisfactory evidence of such payments.

  14.   ABANDONMENT:    Lessee shall not vacate or abandon the premises at
any time during the term.

  15.   LIABILITY  INSURANCE:      Lessee, at its own expense, shall
provide and keep in force with companies acceptable to Lessor public liability insurance for the benefit of Lessor and Lessee jointly against liability for bodily injury and property damage in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) in respect to injuries to or death of any one
(1) person, and in an amount of not less than One Million Dollars ($1,000,000.00) in respect to injuries to or death of more than one (1) person in any one occurrence, and in the amount of not less than Two Hundred Thousand Dollars ($200,000.00) per occurrence in respect to damage to property, such limits to be for any greater amounts as may be reasonably
indicated by circumstances from time to time existing.   Lessee shall furnish
Lessor with certificate of such policies and whenever required shall satisfy
Lessor that such policies are in full force and effect.   Such policies shall
further provide that they shall not be cancelled or altered without twenty
(20) days prior written notice to Lessor. If from time to time, though not more frequently than once every two (2) years, Lessor's lender or insurance broker shall determine that the amount of such public liability and property damage coverage at that time is not adequate, Lessee shall increase the amount of such coverage as required by either Lessor's lender or insurance broker.

  16.   EXCULPATION AND INDEMNIFICATION BY LESSEE:  Lessor shall not be liable to Lessee for any damage to Lessee or Lessee's property from any cause. Lessee waives all claims against Lessor for damage to person or property
arising from any reason.   Lessee agrees to indemnify and save Lessor harmless
from and against any and all claims arising from any act, omission, or negligence of Lessee, or its contractors, licensees, agents, servants, or employees or arising from any accident, injury, or damage whatsoever caused to any person or property occurring in, or about the premises or any part of them, the sidewalks adjoining the premises and any loading dock used exclusively by Lessee; and from and against all costs, expenses, and liabilities incurred in or in connection with any such claim or proceeding brought thereon.

  17.   CONDEMNATION:   If title to all the premises is taken for any
public or quasi-public use under any statute, or by right of eminent domain, or by private purchase in lieu of eminent domain, or if title to so much of the premises is so taken that a reasonable amount of reconstruction of the premises will result in the premises being a practical improvement and reasonably suitable for Lessee's continued occupancy for the uses and purposes for which the premises are leased, then in either event, this Lease shall terminate on the date that possession of the premises, or part of the premises
is taken.   All compensation awarded or paid upon a total or partial taking of the fee title of the premises shall belong to the Lessor, whether such compensation be awarded or paid as compensation for diminution in value of the leasehold or of the fee; provided, however, that Lessor shall not be entitled to any award to Lessee for loss of business or depreciation to and cost of removal of stock and fixtures.

  18.   FIRE INSURANCE HAZARDS:

        A. No use shall be made or permitted to be made on the leased premises, nor acts done, which will increase the existing rate of insurance upon the building or buildings of which the leased premises are a part or cause the cancellation of any insurance policy covering same, or any part thereof, nor shall Lessee sell, or permit to be kept, used or sold, in or about the leased premises, any article which may be prohibited by the standard
form of fire insurance policies.   Lessee shall, at its sole cost and expense,
comply with any and all requirements pertaining to the leased premises, or any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the leased premises, buildings,
and appurtenances.   Lessee agrees to pay to Lessor as additional rent, on
demand, any increase in premiums due to Lessee's activities, on policies which may be carried by Lessor on the leased premises covering damage to the building containing same and loss of rent caused by fire and perils normally included in extended coverage above the rates for the least hazardous type occupancy for office operations.

        B. Lessee shall maintain in full force and effect on all of its fixtures and equipment in the leased premises a policy or policies of fire and extended coverage insurance with standard coverage endorsement to the extent of at least ninety percent {90%) of their insurable value. During the Lease term, the proceeds from any such policy or policies of insurance shall be used for the repair or replacement of the fixtures so insured. Lessor shall have no interest in the insurance upon Lessee's equipment and fixtures and will sign all documents necessary or proper in connection wish the settlement of any claim or loss by Lessee.

  19.   ASSIGNMENT AND SUBLETTING:  Without Lessor's prior written consent, which shall not be unreasonably withheld, Lessee shall not assign, mortgage or hypothecate this Lease or any interest in this Lease, permit the use of the leased premises by any person or persons other than Lessee, or sublet the leases premises or any part of the leased premises. Any transfer of this Lease from Lessee by merger, consolidation, or liquidation shall constitute an assignment for purposes of this Lease. Any attempted assignment or subletting without Lessor's prior written consent shall be void and shall
at the option of the Lessor terminate this Lease.   Consent by Lessor to any
assignment or subletting shall not release Lessee from its primary liability under the Lease, and Lessor's consent to one assignment, subletting, or occupation or use by other parties shall not be deemed a consent to other
subleases or assignments or occupation or use by other parties.   Lessee and
personal guarantors' liability on the lease shall continue after any sublease or assignment.

  20.   DAMAGE BY FIRE; CASUALTY:   If the premises or any part of the
building of which the premises are a part are damaged by fire or other casualty, Lessor shall promptly repair such damage if, in Lessor's judgment, such repair can be made within one hundred twenty (120) days after the occurrence of such damage under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction over the premises and such activities, and this Lease shall remain in full force and
effect.   If there shall be such damage to the premises, Lessee shall, during the period in which damages and repairs render the premises or a portion thereof untenantable, be entitled to a reduction of rent while such repair is being made in the proportion that the area of the premises rendered untenantable by such damage bears to the total area of the premises. If such repairs cannot, in Lessor's judgment, be made within one hundred twenty (120) days after the occurrence of such damage, Lessor shall have the option to either (a) repair such damage with this lease continuing in full force and effect but with the rent proportionately reduced upon the condition and in the manner described above, or (b) to terminate this Lease by written notice within thirty (30) days after the occurrence of such damage as of a date set out in the notice which shall not be less than thirty (30) nor more than one hundred twenty (120) days after the giving of such notice. If such notice of termination is so given, this Lease and all interest of Lessee in the premises shall terminate on the date specified in such notice, and the rent, reduced by any proportionate reduction based upon the extent, if any, to which any such damage to the premises interfered with the business carried on by Lessee in the premises, shall be paid up to the date of such termination. Lessor shall refund to Lessee any rent prepaid for any period of time subsequent to such date. Notwithstanding any of the provisions of this Lease, Lessor shall not be required to repair any injury or damage due to fire or any other cause or to repair or replace any panelings, decorations, partitions, railings, ceilings, floor coverings, trade or office fixtures or other property or
improvements installed on the premises by Lessee.   Lessee hereby waives the
provision of subsection 2 of Section 1932 and subsection 4 of Section 1933 of the California Civil Code.

  21.   INSOLVENCY OR BANKRUPTCY:   The following acts shall constitute a
breach of this Lease by Lessee:

        (a) The appointment, in any action or proceeding in which the Lessee is a party, of a receiver with the authority to take possession of the premises;

        (b)   The adjudication of Lessee as a bankrupt;

        (c) The filing by Lessee of a petition for reorganization or discharge under the Bankruptcy Act; or

        (d)   An assignment for the benefit of creditors by the Lessee.

        On the happening of any such event, the Lessor shall have the right to terminate this Lease upon five (5) days written notice to Lessee.

        In no event shall the leasehold estate created by this Lease, or any interest therein, be assigned or assignable by operation of law, voluntary or involuntary bankruptcy proceedings, or otherwise, and in no event shall this Lease or any rights or privileges created hereunder be an asset of Lessee under any bankruptcy, insolvency or reorganization proceedings.

  22.   DEFAULT:   In the event that Lessee fails to pay rent or other
sums payable hereunder when due, or fails to perform or observe any other term, covenant or condition of this Lease on Lessee's part to be performed or observed, or in the event of any other breach of this Lease by Lessee, then Lessor, in addition to any other rights and remedies of Lessor at law or in equity, may:

        (a) Continue this Lease in effect by not terminating Lessee's right to possession of the premises and thereby be entitled to enforce all Lessor's rights and remedies under this Lease including the right to recover the rent specified in this Lease as it becomes due under this Lease; or

        (b) Terminate Lessee's right to possession of said premises, thereby terminating this Lease, and recover from Lessee:

              (1) The amount of the unpaid rent which had been earned at the time of termination of this Lease;

              (2) The amount that is the excess of the rent that would have been earned during the balance of the term of the lease over the amount of rental loss that the Lessee proves could have been reasonably avoided by the Lessor;

              (3) Any other amount necessary to compensate Lessor for all damage proximately caused by Lessee's failure to perform Lessee's obligations under this Lease; or

        (c) In lieu of, or in addition to, bringing an action for any or all of the recoveries described in subparagraph (b) of this paragraph, bring an action to recover and regain possession of said premises in the manner provided by the laws of unlawful detainer of the State of California then in effect.

  23.   LESSEE'S LIABILITY FOR ADVANCES BY LESSOR:  In the event of
Lessee's breach of any covenant in this Lease, Lessor may at any time, without notice to Lessee, cure such breach for the account and at the expense of
Lessee.   If Lessor at any time, by reason of such breach, is compelled to pay, or elects to pay, any sum of money or to do any act that will require the payment of any sum of money, or is compelled to incur any expense, including reasonable attorney's fees, in instituting, prosecuting or defending any action or proceeding to enforce Lessee's rights under this Lease or otherwise, the sum or sums so paid by Lessor, with all interests, costs, and damages, shall be deemed to be additional rent under this Lease and shall be due from Lessee to Lessor on the first day of the month following the incurring of such expenses.

  24.   HOLDING OVER:   Any holding over after the expiration or other
termination of the term of this Lease without the written consent of Lessor delivered to Lessee shall be construed to be a tenancy from month to month at 125% of the monthly rent in effect on the date of such expiration or termination subject to adjustment as provided herein, and on the terms, covenants, and conditions herein specified so far as applicable. Acceptance by Lessor of rent after such expiration or termination shall not result in any other type of tenancy or any renewal or extension of the term of this Lease. The provisions of this paragraph are in addition to, and do not affect, Lessor's right of re-entry or other rights hereunder or provided by law.

  25.   SUBORDINATION AND MORTGAGES:   In the event Lessor's title is now
or hereunder encumbered by any lien or deed of trust upon the interest of Lessor in the land and buildings in which the leased premises are located, lessee shall, at the request of Lessor, execute in writing an agreement subordinating its rights under this Lease to such lien or deed of trust. Lessee hereby irrevocably appoints Lessor the attorney in fact of Lessee to execute, deliver and record any such instrument or instruments for and in the name and on behalf of Lessee.

  26.   EFFECT OF LESSOR'S CONVEYANCE:   If, during the term of this
Lease, Lessor shall sell its interest in the premises, then from and after the effective date of the sale, Lessor shall be released and discharged from any and all obligations and responsibilities under this Lease except those already accrued.

  27.   ARBITRATION OF DISPUTES:   All disputes arising under or related
to this Agreement shall be submitted for resolution to binding arbitration pursuant to the California Code of Civil Procedure Sections 1282.2, 1283.05, and 1283.1, and except as provided herein, in accordance with the arbitration procedures of the American Arbitration Association, which procedures are
deemed to be incorporated by reference into this Agreement.   The parties
shall select one arbitrator for this purpose who shall be an attorney licensed to practice law in the State of California. The place of arbitration shall be within Santa Clara County, California. The award of the arbitrator shall be accompanied by written statement of the basis for such judgment and may be
enforced by any court having proper jurisdiction.   The cost of arbitration
shall be borne by the losing party or in such proportions as the arbitrator
shall decide.   The provisions of this Paragraph shall survive the termination of this Agreement.

  28.   SHAREHOLDER GUARANTY:    In the event that the Lessee is a
Corporation or an LLC, each of the following persons:

              NOT APPLICABLE
                  -----------------------------
              (attach and initial sheets if necessary)

who are shareholders of the Lessee (hereafter referred to as "Guarantor") unconditionally and on a continuing basis guarantee and promise to and for the benefit of Lessor the payment and performance of the obligations and covenants set forth in the provisions of the Lease.

        If Guarantor is more than one person, Guarantor's obligations are joint and several and are independent of Lessee's obligations under this
Lease.   A separate action may be brought or prosecuted against any Guarantor whether the action or proceeding is brought or prosecuted against any other Guarantor or the Lessee, or all, are joined in the action or proceeding.

        Guarantor waives the benefit of any statute of limitations affecting Guarantor's liability under this guaranty paragraph.

        The provisions of this Lease, or any of them, may be changed by agreement between Lessor and Lessee at any time, or by course of conduct, without the consent of, or without notice to, Guarantor including, but not limited to, any renewal, compromise, acceleration, or other change in the provisions of this Lease. The guaranty given herein shall guarantee the
performance of this Lease as changed.   Assignment of this Lease (as permitted
herein) shall not affect this guaranty.

        This guaranty shall not be affected by Lessor's failure or delay to enforce any of its rights.

        If Lessee defaults under the Lease, Lessor can proceed immediately against Guarantor or Lessee, or both, or Lessor can enforce against Guarantor or Lessee, or both, any rights that it has under this Lease, or under any applicable laws. If this Lease terminates and Lessor has any rights it can enforce against Lessee after termination, Lessor can enforce those rights against Guarantor without giving previous notice to Lessee or Guarantor, or without making any demand on either of them.

        In addition to the requirement to perform and pay the obligations as stated above, the Guarantor unconditionally guarantees the performance of and payment by Lessee to Lessor, whether or not then immediately due or payable by Lessee, upon (a) the dissolution, insolvency, or business failure of, or any assignment for the benefit of creditors by, or commencement of any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceedings by or against Lessee or the Guarantor, whether voluntary or involuntary, or (b) the appointment of a receiver for, or the attachment, restraint of, or making or levying of any court order or legal process affecting the property of Lessee or the Guarantor. The Guarantor unconditionally promises to pay any amounts owing to Lessor, or order, on demand, in lawful money of the United States.

        Guarantor waives the right to require Lessor to  (1) proceed against Lessee;  (2) proceed against or exhaust any security that Lessor holds
from Lessee; or  (3) pursue any other remedy in Lessor's power.   Guarantor
waives any defense by reason of any disability of Lessee, and waives any other defense based on the termination of Lessee's obligations to Lessor have been discharged in full. Guarantor waives its rights to enforce any remedies that Lessor now has, or later may have, against Lessee. Guarantor waives any right to participate in any security now or later held by Lessor. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this guaranty, and waives all notices of the existence, creation, or incurring of new or additional obligations.

        Any and all rights, claims and/or amounts owing of or by Lessee now or hereafter held by Guarantor are hereby subordinated to the amounts owing by Lessee to Lessor, and all such amounts owing by Lessee to the Guarantor, if Lessor so requests, shall be collected, enforced, and received by the Guarantor as trustee for Lessor, and be paid over to Lessor, on account of the amounts owing by Lessee to Lessor, without affecting or impairing in any manner the liability of the Guarantor under the other provisions of this
guaranty.   Any instruments now or hereafter evidencing any amounts owing by
Lessee to the Guarantor shall be marked with a legend that such amounts owing are subject to the foregoing subordination provision, and, if Lessor so
requests, shall be delivered to Lessor.   Notwithstanding anything to the
contrary in this guaranty, the Guarantor hereby irrevocably and unconditionally waives all rights it may have at law or in equity (including, without limitation, any law subrogating the Guarantor to the rights of Lessor) to seek contribution, indemnification, setoff, subrogation, counterclaim, or any other form of reimbursement from Lessee, any other guarantor, or any other person now or hereafter primarily or secondarily liable for any obligations of Lessee or Lessor, for any disbursement or other performance made by the Guarantor under or in connection with this guaranty or otherwise.

        If Lessor disposes of its interest in this Lease, "Lessor", as used in this guaranty paragraph, shall mean Lessor's successors.

        If Lessor is required to enforce Guarantor's obligations by legal proceedings, Guarantor shall pay to Lessor all costs incurred, including, without limitations, reasonable attorneys' fees.

        The liability of the Guarantor hereunder shall be in addition to
all other liabilities otherwise incurred by the Guarantor to Lessor.   This
guaranty shall continue in full force and effect as to all the amounts owing by Lessee until such amounts owing are fully paid, performed, and discharged. The amounts owing shall not be considered fully paid, performed, or discharged unless and until all amounts owing by Lessee to Lessor are no longer subject to any rights on the part of any person whomsoever, including Lessee as a debtor-in-possession, or any trustee in bankruptcy, to set aside such payments
or to seek to recoup the amount of such payments, or any part thereof.   The
foregoing shall include, by way of example, all rights to recover preferences
voidable under Title 11 of the United States Code.   In the event that any
such payments by Lessee to Lessor are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within the sole discretion of Lessor, Guarantor shall be liable for the full amount Lessor is required to repay, plus costs, interest, attorneys' fees, and any and all expenses of Lessor paid or incurred in connection therewith. Guarantor hereby waives any right to the deferral or modification of Guarantor's obligations hereunder by virtue of any such proceeding.

        Guarantor's obligations under this guaranty shall be binding on Guarantor's successors.

  29.   NOTICES:   All notices under this Lease shall be in writing and
shall be deemed to have been duly given on the date of service if served personally on the party to whom the notice is given, or on the third (3rd) day after mailing, if mailed, by first class mail, registered or certified, postage prepaid, and properly addressed to the party at the address set forth on the signature page of this Lease, or any other address that any party may designate by written notice to the others.

  30.   GENERAL  PROVISIONS:

        A.    The term "Lessor" as used herein shall mean only the owner or owners at the time in question of the fee title or interest in a ground lease of the premises, and except as expressly herein provided, in the event of any transfer of such title or interest, Lessor herein named (and in the case of any subsequent transfers, the then grantor) shall be relieved from and after the date of such transfer of all liability as respects Lessor's obligations thereafter to be performed, provided that any funds in the hands of Lessor or the then grantor after the time of such transfer, in which Lessee
has an interest shall be delivered to the grantee.   The obligations contained
in this Lease to be performed by Lessor shall, except as provided above, be binding on Lessor's successors and assigns, only during their respective periods of ownership.

        B. The unenforceability, invalidity, or illegality of any of the provisions of this Lease shall not render the other provisions unenforceable, invalid or illegal.

        C.   Except as expressly provided herein, any amount due from
Lessee not paid when due or any past due obligation of Lessee paid by Lessor shall bear interest at the greatest percentage interest per annum from the date due as the law then allows (but in no event less than seven percent (7%)
per annum).   Payment of such interest shall not excuse or cure any default by
Lessee under this Lease.

        D.   Time is of the essence.

        E.   Article and paragraph captions are not a part hereof.

        F.   This Lease contains all agreements of the parties with
respect to any matter mentioned herein.   No prior agreement or understanding
pertaining to any such matter shall be effective. This Lease may be modified only by a writing signed by the parties in interest at the time of the modification.

        G. Any written notice to any of the parties hereto, required or permitted under this Lease shall be deemed to have been duly given on the date of service if served personally on the party to whom notice is to be given, or on the second day after mailing if mailed to the party to whom notice is to be given, by certified first class mail, return receipt requested, postage prepaid, and addressed to the party to whom notice is to be given at the address set forth after their signatures at the end of this Lease.

        H. No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any such subsequent act by Lessee.

        I. Subject to any provisions hereof restricting assignment or subletting by Lessee, this Lease shall bind the parties, their personal representatives, successors and assigns. This Lease shall be governed by the laws of the State of California.

        J. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies in law or equity.

        K. Each provision of this Lease to be performed by Lessee shall be deemed both a covenant and a condition.

        L. Lessee, as a material part of the consideration to be rendered to Lessor, hereby waives all claims against Lessor for damages to goods, wares and merchandise, in, upon and about said premises and for injury to Lessee, its agents, or third persons in or about said premises from any cause arising at any time.

        M. Whenever the singular number is used in this Lease and when required by the context, the same shall include the plural. The masculine gender shall include the feminine and neuter genders. The word "person" shall include corporations, firms or associations. If there be more than one Lessee, the obligations imposed under this lease upon Lessee shall be joint and several.

        N. If Lessee is a corporation, each individual executing this Lease on behalf of the corporation represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of the corporation, in accordance with a duly adopted Board of Directors of said corporation or in accordance with the By-Laws of the corporation, and that this Lease is binding upon the corporation in accordance with its terms.

        O. Lessor reserves the right to assign all parking areas as developed.

        P. In the event that Lessor should bring suit for the possession of the premises, for the recovery of any sum due under, or seek arbitration because of the breach of any covenant of this Lease, or for any other relief against Lessee, declaratory or otherwise, or should Lessee bring an action for any relief against Lessor, declaratory or otherwise, arising out of this Lease, and Lessor should prevail in any such suit, Lessee shall pay Lessor a reasonable attorney's fee, which shall be deemed to have accrued on the commencement of such action and shall be enforceable whether or not such action is prosecuted to judgment.

  31.   ADDITIONAL PROVISIONS:   Additional provisions of this Lease
numbered 32 through 33 are attached hereto and are incorporated herein by this reference.

  IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease as of the day and year written above.

LESSOR
LOS ALTOS FINANCIAL CENTER

By:       /s/ Penny M. Woolworth
          -------------------------------
Title:                Owner
          -------------------------------
Address:   167 So. San Antonio Road
          -------------------------------
           Los Altos, CA  94022
          -------------------------------

LESSEE
By:       /s/ Thomas A. Schultz
          -------------------------------
Address:   1250 Oakmead Pkwy # 210
          -------------------------------
           Sunnyvale  CA  94086
          -------------------------------

                          ADDITIONAL PROVISIONS
            REGARDING THAT CERTAIN LEASE DATED June 28, 1996
        BY AND BETWEEN THE LOS ALTOS FINANCiAL CENTER ("LESSOR")
                 AND Vista Technologies, Inc. ("LESSEE")
                        TO LEASE OFFICE SPACE AT
                       167 SOUTH SAN ANTONIO ROAD
                          LOS ALTOS, CALIFORNIA

33. Prior to Lease Commencement Date, Lessor, at Lessor's expense, shall improve Premises as follows:

  * Install a cold water line in the existing kitchen area for a refrigerator to be supplied by Lessee.
  * Install a large window (approx. 4' x 6') in the wall between the kitchen and the open office with mini blinds to match the existing blinds in the Premises.
  * Install building standard new carpet in the office area or provide Lessee with a carpet allowance of $2,000.00 including installation. Lessor to approve selection of carpeting before installation.
  *     Patch and paint interior of Premises.
  * Install lower sliding window in large private office facing parking lot.

  Lessee, at Lessee's cost, can modify lighting with Lessor's prior written approval. Tenant improvements shall be built in a good and workmanlike manner using building standard materials.